SCHEDULE 14A
                                 (RULE 14A-101)
                            SCHEDULE 14A INFORMATION
           PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                      EXHANGE ACT OF 1934 (Amendment No. )

 Filed by the registrant [X]

 Filed by a party other than the registrant [  ]

 Check the appropriate box:
  [  ]  Preliminary proxy statement       [  ]  Confidential for Use of the
  [x ]  Definitive proxy statement              Commission Only (as permitted by
  [  ]  Definitive additional materials         Rule 14a-6(a)(2))
  [  ]  Soliciting material pursuant to ss.240.14a-11(c) or ss.240.14a-12

                          UNIVERSAL MONEY CENTERS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

 Payment of filing fee (Check the appropriate box):

  [X ] No fee required.

  [  ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

  1) Title of each class of securities to which transaction applies:
--------------------------------------------------------------------------------
  2) Aggregate number of securities to which transaction applies:
--------------------------------------------------------------------------------
  3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
--------------------------------------------------------------------------------
  4) Proposed maximum aggregate value of transaction:
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  5) Total fee paid:
--------------------------------------------------------------------------------
     [  ] Fee paid previously with preliminary materials.
--------------------------------------------------------------------------------
     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

  1)  Amount previously paid:
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  2) Form, scheduled or registration statement no.:
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  3) Filing party:
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  4) Date filed:
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


[Universal Money [logo]]                            6800 Squibb Road
                                                    Mission, Kansas 66202
                                                    (913) 831-2055

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                  July 15, 1999

      The annual meeting of the shareholders of Universal Money Centers, Inc., a Missouri corporation (the "Annual Meeting"), will be held at The Holiday Inn-Mission, 7240 Shawnee Mission Parkway, Overland Park, Kansas 66202, on Thursday, July 15, 1999, at 10:00 A.M., C.D.T., for the following purposes:

      1. To consider and act upon a proposal to elect three directors of the corporation as set forth in the accompanying Proxy Statement.

      2. To consider and act upon a proposal to ratify the selection of Baird, Kurtz & Dobson as independent auditors for the corporation and its subsidiaries for the present fiscal year.

      3. To consider and transact such other business as may properly come before the Annual Meeting.

      Shareholders of record at the close of business on May 20, 1999 are entitled to vote at the Annual Meeting.

     TO INSURE YOUR REPRESENTATION AT THE ANNUAL MEETING, YOU ARE URGED TO DATE, SIGN AND RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED ENVELOPE AS SOON AS POSSIBLE. Sending in your Proxy now will not interfere with your rights to attend the Annual Meeting or to vote your shares personally at the Annual Meeting if you wish to do so.

      You are cordially invited to attend the Annual Meeting. If you would like to attend the Annual Meeting and your shares are held by a broker, bank or other nominee, you must bring to the Annual Meeting (i) a recent brokerage statement or a letter from the nominee confirming your beneficial ownership of the shares and (ii) a form of personal identification. If you would like to vote your shares at the Annual Meeting and your shares are held by a broker, bank or other nominee, you must also obtain from the nominee a proxy in your name.

                                  BY ORDER OF THE BOARD OF DIRECTORS


                                               David S. Bonsal
                                               Chairman of the Board
                                               and Chief Executive Officer

DATE: June 7, 1999
      Mission, Kansas
--------------------------------------------------------------------------------
YOU CAN HELP AVOID THE NECESSITY AND EXPENSE OF SENDING FOLLOW-UP LETERS TO ENSURE A QUORUM BY PROMPTLY RETURNING THE ENCLOSED PROXY. PLEASE FILL IN, SIGN AND RETURN THE ENLOSED PROXY CARD IN ORDER THAT THE NECESSARY QUORUM MAY BE REPRESENTED AT THE MEETING. THE ENCLOSED ENVELOPE REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.
--------------------------------------------------------------------------------

                          UNIVERSAL MONEY CENTERS, INC.
                                6800 Squibb Road,
                              Mission, Kansas 66202
                                 (913) 831-2055

                                                                    June 7, 1999

                                 PROXY STATEMENT

      This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Universal Money Centers, Inc. (the "Company"), for the annual meeting of shareholders to be held on July 15, 1999 at 10:00 a.m. at The Holiday Inn-Mission, 7240 Shawnee Mission Parkway, Overland Park, Kansas 66202, or any postponements or adjournments thereof (the "Annual Meeting"). These proxy solicitation materials were mailed on or about June 7, 1999 to all shareholders entitled to vote at the Annual Meeting.

      A copy of the Company's annual report for the fiscal year ended January 31, 1999 is enclosed herewith. Such report is not incorporated in this Proxy Statement and is not to be deemed a part of the proxy soliciting material.

                               VOTING AND PROXIES

      Only shareholders of record at the close of business on May 20, 1999, are entitled to receive notice of and to vote at the Annual Meeting. The outstanding voting securities of the Company as of such date consisted of 39,293,069 shares of common stock, $.01 par value ("Common Stock").

      If the accompanying Proxy is signed and returned the shares represented by the Proxy will be voted in accordance with the specifications thereon. If the manner of voting such shares is not indicated on the Proxy, they will be voted for (a) the nominees for directors named herein and (b) the ratification of the selection of the independent auditors.

      Shareholders are entitled to one vote per share on all matters, except the election of directors, as to which cumulative voting applies. Under cumulative voting, each shareholder is entitled to cast as many votes as shall equal the number of shares held by the shareholder multiplied by the number of directors to be elected, and such votes may all be cast for a single director or may be distributed among the directors to be elected as the shareholder wishes. If a shareholder desires to cumulate his or her votes, the accompanying Proxy should be marked to indicate clearly that the shareholder desires to exercise the right to cumulate votes and to specify how the votes are to be allocated among the nominees for directors. For example, a shareholder may write "cumulate" on the Proxy and write below the name of the nominee or nominees for whom the shareholder desires to cast votes the number of votes to be cast for such nominee or nominees. Alternatively, without exercising his or her right to vote cumulatively, a shareholder may instruct the proxy holders not to vote for one or more of the nominees by lining through the name(s) of such nominee or nominees on the Proxy. If the Proxy is not marked with respect to the election of directors, authority will be granted to the persons named in the Proxy to cumulate votes if they so choose and to allocate votes among the nominees in such a manner as they determine is necessary in order to elect all or as many of the nominees as possible.

      A shareholder may revoke his or her Proxy at any time before it is voted by giving to the Secretary of the Company written notice of revocation bearing a later date than the Proxy, by submission of a later-dated Proxy, or by revoking the Proxy and voting in person at the Annual Meeting. Attendance at the Annual Meeting will not in and of itself constitute a revocation of a Proxy. Any written notice revoking a Proxy should be sent to Ms. Pamela A. Glenn, Secretary, Universal Money Centers, Inc., 6800 Squibb Road, Mission, Kansas 66202.

      The presence in person or by proxy of the holders of a majority of the outstanding shares of Common Stock will constitute a quorum for the transaction of business at the Annual Meeting. If a quorum is not obtained at the Annual meeting, the meeting may be adjourned until such time as a quorum is obtained. Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business. In tabulating the votes cast on proposals other than the election of directors, abstentions are counted and broker non-votes are not counted for purposes of determining whether a proposal has been approved. In tabulating the votes cast on the election of directors, votes withheld and broker non-votes are not counted for purposes of determining the directors who have been elected.

                                   PROPOSAL 1

                              ELECTION OF DIRECTORS

      The Board of Directors presently consists of three directors, whose terms of office will expire upon the election of their successors at the Annual Meeting. The Company's Board of Directors has nominated each of the current directors of the Company for re-election at the Annual Meeting. The shareholders will be asked to elect each of the nominees listed below as a director for a term of one year and until his successor is elected and qualified, or until his earlier resignation or removal. Management expects all of such nominees to be available for election, but in the event that any of them should become unavailable, the persons named in the accompanying Proxy will vote for a substitute nominee or nominees if so designated by the Board of Directors. The three nominees receiving the greatest number of votes will be elected directors at the Annual Meeting.

Nominees for Election as Directors

                               A Director of
     Name           Age      the Company Since         Principal Occupation


David S. Bonsal      59            1987         Chairman of the Board and Chief
                                                Executive Officer of the Company

Jeffrey M. Sperry    55            1982         Executive Vice President, Robert
                                                Cohn Associates, Inc., Albany,
                                                New York, real estate Company

Arthur M. Moglowsky  62            1981         Attorney and Shareholder, Bass &
                                                Moglowsky, S.C., Milwaukee,
                                                Wisconsin

      Unless otherwise indicated, each director has had the same principal occupation during the last five years.

      Mr. Bonsal is a principal shareholder of Universal Funding Corporation. See "Certain Relationships and Related Transactions." Mr. Bonsal also serves on the Board of Directors and the Audit Committee of Ferrite Components.

Meetings of the Board of Directors and Committees

      There were two meetings of the Board of Directors during the last fiscal year. The Board of Directors has established an Audit Committee. The committee members are Jeffrey M. Sperry and Arthur M. Moglowsky. See "--Nominees for Election as Directors." The Audit Committee assists the Board of Directors in satisfying the accounting and financial reporting responsibilities of the Company, reviewing and implementing internal controls and reviewing and accessing the scope and expense of the annual audit and related services provided by the Company's independent accountants. The Audit Committee met one time during the last fiscal year. Each director attended all meetings of the Board and of any committee of which the director was a member during the last fiscal year. The Company does not have standing compensation or nominating committees, or committees performing similar functions.

Section 16(a) Beneficial Ownership Reporting Compliance

      Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors, executive officers and persons who beneficially own more than ten percent of a registered class of the Company's equity securities ("Insiders"), to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the "SEC"). Insiders are required by SEC regulation to furnish the Company with copies of all reports they file. To the Company's knowledge, prior to April 29, 1999, no such reports had been filed for many years as a result of the delisting of the Company's Common Stock and the Company's discontinuance of filing periodic reports with the SEC. The Company recommenced filing periodic reports with the SEC on April 29, 1999. The Company received copies of certain reports filed by each of the Insiders on April 29, 1999.

      THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR EACH OF THE NOMINEES FOR DIRECTOR PRESENTED IN PROPOSAL 1.

                                   PROPOSAL 2

                              SELECTION OF AUDITORS

      The Board of Directors has selected Baird, Kurtz & Dobson to examine the accounts of the Company and its subsidiaries for the current fiscal year. Unless otherwise directed, the proxies will be voted to ratify such selection.

      Representatives of Baird, Kurtz & Dobson are expected to be present at the Annual Meeting to make any statement they may desire and to respond to appropriate questions concerning the audit report.

      THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" PROPOSAL 2 CONCERNING THE RATIFICATION OF THE APPOINTMENT OF THE INDEPENDENT PUBLIC ACCOUNTANTS.


                        EXECUTIVE OFFICERS OF THE COMPANY

      The executive officers of the Company are as follows:

         Name              Age                        Position

    David S. Bonsal        59              Chairman of the Board of Directors
                                           and Chief Executive Officer

    Dave A. Windhorst      46              President

    Pamela A. Glenn        37              Vice President and Corporate
                                           Secretary

      Executive officers serve at the pleasure of the Board of Directors. Unless otherwise indicated, each executive officer has had the same principal occupation during the last five years.

      David S. Bonsal has served as the Chairman and Chief Executive Officer of the Company since 1988. Mr. Bonsal is also a principal shareholder of Universal Funding Corporation. See "Certain Relationships and Related Transactions."

      Dave A. Windhorst has served as President of the Company since May 1995. Mr. Windhorst served as Senior Vice President of the Company from August 1986 to May 1995, as Vice President of Development and Operations from August 1984 to August 1986, and as Systems Manager of the Company from August 1982 to August 1994.

      Pamela A. Glenn has served as Vice President since May 1995 and Corporate Secretary since September 1995. Ms. Glenn served as a Sales Representative and Account Manager of the Company from 1991 to May 1995 and held various positions with the Company from 1982 to 1991.

                             EXECUTIVE COMPENSATION

      The following table sets forth certain summary information concerning the compensation paid and awarded for the years indicated to the Company's Chief Executive Officer and to each executive officer of the Company who received compensation in excess of $100,000 for services rendered in all capacities to the Company and its subsidiaries during the Company's fiscal year ended January 31, 1999.

                           Summary Compensation Table

                                        Annual Compensation
     Name and                                                    All Other
Principal Position      Year      Salary($)    Bonus($)(1)    Compensation($)(2)

 David S. Bonsal        1999      $125,000       $2,500           $4,620
 Chief Executive        1998       125,000        1,000              474
 Officer                1997       108,333        1,000               71

 Dave A. Windhorst,     1999      $120,000       $2,500           $4,422
 President              1998       107,752        2,500              264
                        1997        87,129        5,900               54

                           --------------------------

(1) Includes bonuses received in the reported year. The payment of bonuses is at the discretion of the Board of Directors.

(2) The amounts shown in this column for 1999 consist of (a) contributions by the Company under its SIMPLE IRA Plan in the amounts of $4,056 to the account of Mr. Bonsal and $3,900 to the account of Mr. Windhorst, and (b) insurance premium payments by the Company with respect to group term life insurance in the amounts of $564 for the benefit of Mr. Bonsal and $522 for the benefit of Mr. Windhorst.

Director Compensation

      The Company currently pays each non-employee director a cash fee of $750 for each Board meeting attended in person and a cash fee of $250 for each Board meeting attended by telephone. Directors are reimbursed for certain reasonable expenses incurred in attending meetings. Officers of the Company do not receive any additional compensation for serving as members of the Board of Directors.

      The Company currently does not pay committee members fees for attending committee meetings. Committee members are reimbursed for certain reasonable expenses incurred in attending meetings.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

           The following table sets forth certain information, as of May 20, 1999, with respect to the beneficial ownership of the Common Stock by (a) each beneficial owner of more than 5% of the outstanding shares thereof, (b) each director and each nominee to become a director, (c) each executive officer named in the Summary Compensation Table and (d) all executive officers, directors and nominees to become directors of the Company as a group.

                                                                  Percent of
                                           Number of Shares      Common Stock
Name of Beneficial Owner                   Beneficially Owned    Outstanding (1)

David S. Bonsal (2)                           12,424,150            31.62%

Jeffrey M. Sperry                                250,000            *

Arthur M. Moglowsky                              297,753            *

Dave A. Windhorst                                171,882            *

Pamela A. Glenn                                  100,000            *

Directors and executive officers as a group
(5 persons)                                   13,243,785            33.71%



*  Represents beneficial ownership of less than one percent.

(1) Percentages are determined in accordance with Rule 13d-3 under the Exchange Act.

(2) The address of Mr. Bonsal is c/o Universal Money Centers, Inc., 6800 Squibb Road, Mission, Kansas 66202.


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Universal Funding Corporation

      The Company has maintained a business relationship with Universal Funding Corporation, a Missouri corporation ("Funding"), since August 1989. The relationship began in 1989 as a result of the Company's severe financial problems. The operation of the Company's ATM network generally requires that the Company supply vault cash to ATMs owned by the Company to fund cash withdrawals. As a result of the Company's financial problems, lenders were generally unwilling to extend loans, partly because of the concern that the Company's creditors would assert claims against cash physically located in ATM's owned by the Company. The Company has not had sufficient cash to supply the vault cash for these ATMs. In order to resolve this problem and to permit the Company to continue to operate certain ATMs, Funding was formed in 1989 by David S. Bonsal, the Chairman of the Company's Board of Directors, John L. Settles, the President of the Company from April 1989 through late 1990, and William Smithson, a shareholder of the Company. Each of these individuals has a one-third ownership interest in Funding.

      In 1989, the Company sold approximately 60 ATMs to Funding for which Funding had agreed to provide vault cash. Funding requested the sale of the ATMs to Funding as a condition to providing vault cash, in order to provide additional protection against seizure of Funding's vault cash by the Company's creditors. The Company and Funding also entered into a Management Agreement in 1989. The Management Agreement was designed to provide the Company with the economic benefits of ownership and operation of the ATMs sold to Funding, while providing to shareholders and lenders of Funding the protection from the Company's creditors and the investment return necessary to attract their investment.

      In the Management Agreement, Funding agreed to enter into contracts with site owners for the placement of the ATMs acquired from the Company, to provide vault cash necessary for the operation of the ATMs and to contract for an armored security service for deliveries of cash to ATMs. In exchange for these services, Funding received all interchange fees for transactions processed on the ATMs for which it provided vault cash. Under the Management Agreement, the Company agreed to "drive" the ATMs sold to Funding and to provide accounting, maintenance and communication services. In exchange for these services, Funding agreed to pay the Company a management fee equal to Funding's "net income". Funding's "net income" is defined in the Management Agreement as revenues from interchange fees, less armored security charges, interest expense on funds borrowed to provide vault cash, ATM location expenses, debt service related to the purchase of the ATMs, taxes or insurance on ATMs, and a monthly payment to each of Funding's shareholders representing a return on their equity investment in Funding. The amount of the monthly payment to the shareholders is based upon the amount of their equity investment in Funding and is paid on the equity investment at a rate of 18% per annum, or a total of $24,894 per year. The management fee is to be paid to the Company on a monthly basis after Funding has met all of its other cash expenses, including the payment of interest on outstanding borrowings and the monthly payment to Funding's shareholders. In addition, in the Management Agreement, the shareholders of Funding grant the Company an option to purchase all of the outstanding stock of Funding at any time for an amount equal to 110% of the capital contributed by the shareholders to Funding plus any arrearages in the payment of expenses due under the Management Agreement. Management believes that the amount of the exercise price would have been $165,000 as of January 31, 1999. The Management Agreement extends for successive twelve (12) month terms, unless either party provides written notice of termination to the other party at least thirty (30) days prior to the end of a twelve (12) month term.

      Since 1989, the relationship between the Company and Funding has expanded to cover additional ATMs, as a result of the loss of other sources of financing and in order for the Company to take advantage of opportunities to place additional ATMs. Funding currently supplies vault cash for a majority of the ATMs owned by Funding and the Company. Funding currently owns 41 ATMs in the Company's ATM network. The Company-owned ATMs for which Funding provides vault cash are leased to Funding for rent of $10.00 per month. Funding requested the leasing arrangement for the Company-owned ATMs in order to provide protection against seizure of its vault cash. Funding does not provide vault cash for ATMs owned by banks or ATMs owned by third party vendors. At January 31, 1999 and 1998, Funding had vault cash of approximately $2,200,000 and $1,900,000, respectively, located in approximately 242 and 209 ATMs, respectively, owned by Funding and the Company.

      Funding paid the Company management fees of $541,380 and $726,389 in fiscal years 1999 and 1998, respectively. At January 31, 1999 and 1998, the Company had a receivable for accrued and unpaid management fees of $35,064 and $2,340, respectively. Pursuant to the Management Agreement, the Company assumes the risk of theft or other shortages of cash from the ATMs for which Funding supplies vault cash. The Company incurred losses of $10,075 and $22,616 from vault cash shortages in fiscal 1999 and 1998, respectively.

      Funding borrows the funds that are used to supply vault cash principally from (i) Electronic Funds Transfer, Inc., a wholly owned subsidiary of the Company ("EFT"), (ii) David S. Bonsal, Chairman and Chief Executive Officer of the Company, and a limited partnership in which Mr. Bonsal is the general partner, (iii) employees of the Company, and (iv) other lenders. The loans generally have a term of 30 days and typically are rolled over at maturity. As of January 31, 1999, Funding paid interest on loans at rates ranging from 12 - 18% per annum. At January 31, 1999, the aggregate outstanding amount of the loans was approximately $2,060,000, of which $0 was owed to EFT, approximately $1,260,000 was owed to Mr. Bonsal and the related limited partnership, approximately $14,400 was owed to Dave A. Windhorst, President of the Company, approximately $32,700 was owed to other employees of the Company and approximately $753,000 was owed to other lenders. The maximum outstanding balances of the loans made by EFT to Funding in fiscal 1999 and 1998 were $489,000 and $202,000, respectively. The total interest earned by the Company on loans from EFT to Funding in fiscal 1999 and 1998 was $34,338 and $21,718, respectively.

      The interest rate on loans from David S. Bonsal and the related limited partnership that were outstanding during fiscal 1999 and 1998 and at January 31, 1999 was 15% per annum. The total interest paid by Funding to David S. Bonsal and the related limited partnership for loans to Funding was $156,864 in fiscal 1999 and $122,948 in fiscal 1998. The interest rate on loans from Dave A. Windhorst outstanding during fiscal 1999 and 1998 ranged from 12 - 18% per annum, and on loans outstanding at January 31, 1999 was 12% per annum. The total interest paid by Funding to Dave A. Windhorst for loans to Funding was $2,236 in fiscal 1999 and $3,344 in fiscal 1998.

      As noted above, the shareholders of Funding receive a return on their equity investment in Funding each month before Funding pays the management fee to the Company. The amount of the monthly payment to the shareholders is based upon the amount of their equity investment in Funding and is paid on the equity investment at a rate of 18% per annum. For each of fiscal 1999 and 1998, the amount paid by Funding to the shareholders of Funding as a return on equity investment was approximately $24,894. David S. Bonsal, as the owner of 1/3 of the outstanding shares of Funding, has received 1/3 of the amount paid each year to the shareholders of Funding.

      The Company has investigated other sources of vault cash. The Company attempted to negotiate an arrangement with Boatmen's Bank of Kansas City, under which Boatmen's would provide vault cash for a number of the Company's ATMs. Boatmen's informed the Company in December 1996 that it was terminating negotiations, primarily because of the difficulty of tracking cash collateral through an ATM network. The Company entered into an agreement with Pinnacle Systems, L.L.C. ("Pinnacle") in August 1997 pursuant to which Pinnacle provided funds for vault cash for a service fee equal to the amount of vault cash provided multiplied by the prime rate published from time to time by the Wall Street Journal, plus 2.5%. In addition to the payment of this service fee, the agreement required the Company to pay monthly "bank" fees and insurance charges to Pinnacle. As of January 31, 1999, Pinnacle provided vault cash of approximately $600,000 for approximately 40 ATMs. The agreement was terminated by Pinnacle in March 1999. Pinnacle informed the Company that Pinnacle's lender would no longer permit Pinnacle to provide vault cash to ATM companies because of losses suffered by the lender due to problems monitoring vault cash transfers through certain ATM networks (not including the Company's ATM network).

      The Company will continue to investigate other sources of obtaining vault cash and may replace the relationship with Funding in whole or in part to the extent that alternative sources of funds become available on acceptable terms.

Deferred Compensation

      The Company has a liability of approximately $140,000 due to David S. Bonsal, Chairman and Chief Executive Officer of the Company, representing compensation informally deferred during fiscal years 1994 through 1996 in an attempt to improve the Company's cash flow during those years. The Company has agreed to pay interest on the deferred compensation at a rate of 5% per annum.

Personal Guarantees of Company Obligations

      As a result of the Company's financial problems, certain lenders required the personal guarantee of David S. Bonsal, Chairman and Chief Executive Officer of the Company, as a condition to loaning funds to the Company to finance the purchase of new and replacement ATMs. The Company's payment of the following obligations of the Company has been personally guaranteed by Mr. Bonsal:

      1. Capital Lease dated December 30, 1996, between the Company and Newcourt Communications Finance Corporation (formerly AT&T Credit Corporation), in the principal amount of $440,365. The lease requires monthly payments by the Company through November 2000.

      2. Capital Lease dated October 30, 1996, between the Company and Newcourt Communications Finance Corporation (formerly AT&T Credit Corporation), in the principal amount of $66,427. The lease requires monthly payments by the Company through September 2000.

      3. Capital Lease dated February 28, 1997, between the Company and Newcourt Communications Finance Corporation (formerly AT&T Credit Corporation), in the principal amount of $119,594. The lease requires monthly payments by the Company through January 2001.

      4. A promissory note dated June 3, 1996, issued by the Company to Bank 21 (formerly The Farmers Bank) in the principal amount of $57,570. The note is due on demand, and if no demand is made, the note is due in installments through January 2001.

      5. A promissory note dated August 20, 1996, issued by the Company to Bank 21 (formerly The Farmers Bank) in the principal amount of $222,200. The note is due on demand, and if no demand is made, the note is due in installments through November 2001.

Under the terms of each of the capital leases described in Items 1 - 3 above, Mr. Bonsal's personal guarantee is to be released under each lease if the Company complies with its obligations under the respective lease for twenty-four
(24) months after the date of such lease and is not in default under the respective lease at the end of the twenty-four (24) month period.

                          FUTURE SHAREHOLDER PROPOSALS

      Any proposal that a shareholder desires to have included in the Company's proxy materials for the Company's 2000 annual meeting of shareholders ("2000 Annual Meeting") must be received by the Secretary of the Company at the Company's principal executive offices no later than February 8, 2000, in order to be considered for possible inclusion in the proxy materials. Any such proposal must comply with the applicable rules of the Securities and Exchange Commission.

      In addition to the requirements set forth above, the Company's By-laws contain advance notice provisions governing certain matters, including shareholder proposals and shareholder nominations of candidates for the election to the Board of Directors of the Company. Under the Company's By-laws, notice of any such proposal or nomination must be in writing and must be delivered to the Secretary of the Company at the Company's principal executive offices (a) no less than sixty (60) days prior to the scheduled date of an annual shareholders' meeting, or (b) if the notice to shareholders or the public announcement of the scheduled date of the annual shareholders' meeting is not given or made at least seventy (70) days prior to the scheduled date of the meeting, not more than ten
(10) days following the day on which the Company mails notice or makes a public announcement of the scheduled date of the meeting. Any such shareholder proposal or nomination for election to the Board of Directors must also comply with the other applicable provisions of the advance notice provisions in the Company's By-laws.

      The Company currently anticipates that the 2000 Annual Meeting will be held on July 13, 2000. Assuming that the date of the meeting is not changed, notice of any shareholder proposal or nomination to be considered at the 2000 Annual Meeting must be received by the Secretary no later than May 14, 2000 in order to be timely under the advance notice provisions of the Company's By-laws.

      No shareholder proposal or nomination will be considered at the 2000 Annual Meeting of Shareholders unless it is presented in accordance with the foregoing requirements. A copy of the Company's By-laws containing the advance notice provisions can be obtained by any shareholder by written request to the Secretary of the Company at the Company's principal executive offices.

                                     GENERAL

Other Matters

      As described above under "Future Shareholder Proposals," the By-laws of the Company require that prior written notice of any business to be brought before an annual shareholders' meeting be given to the Company a specified period of time prior to the meeting. Because no such notice has been received in a timely manner, the only business that may be properly brought before the Annual Meeting are the matters set forth herein or those brought before the Annual Meeting by or at the direction of the Board of Directors. The Board of Directors does not intend to present any matter for action at the Annual Meeting other than the matters described herein. If any other matters do properly come before the meeting, proxies in the accompanying form confer upon the persons named in such proxies discretionary authority to vote upon such matters, to the extent permitted under the applicable rules of the Securities and Exchange Commission.

Solicitation of Proxies

      In addition to the solicitation of proxies from shareholders by use of the mails, it is expected that a limited number of employees of the Company, without additional compensation, may solicit proxies from shareholders by telephone, telegraph and personal visits. It is expected that banks, brokerage houses and others will be requested to forward the soliciting material to their principals and obtain authorization for the execution of proxies. All costs of solicitation, including the costs of preparing, assembling and mailing this Proxy Statement and all papers which now accompany or may hereafter supplement the same, as well as the reasonable out-of-pocket expenses incurred by the above-mentioned banks, brokerage houses and others, will be borne by the Company.

                                    BY ORDER OF THE BOARD OF DIRECTORS


                                    David S. Bonsal
                                    Chairman of the Board
                                    and Chief Executive Officer
DATE:  June 7, 1999

  Please Complete, Sign, Date and Return this Proxy in the Enclosed Envelope.


                                      PROXY

                          Universal Money Centers, Inc.
                                6800 Squibb Road
                              Mission, Kansas 66202

                THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

           The undersigned hereby appoints David S. Bonsal, Dave A. Windhorst and Pamela A. Glenn, and each of them, jointly and severally, as proxies, with full power of substitution, for the undersigned at the Annual Meeting of Shareholders of Universal Money Centers, Inc., to be held at The Holiday Inn - Mission, 7240 Shawnee Mission Parkway, Overland Park, Kansas 66202 on July 15, 1999, at 10:00 a.m. CDT, and at any adjournment, to vote the shares of common stock the undersigned would be entitled to vote, if personally present, upon the election of directors, the proposals stated on this Proxy and any other matter properly brought before the meeting, all as set forth in the June 7, 1999 Proxy Statement.

           Unless otherwise marked, this Proxy will be deemed marked "Granted" on Proposal 1 and marked "For" on Proposal 2, and voted accordingly.

                       -----                      -----


                         [Place shareholder label here]


                       -----                      -----

-------------------------------------------------------------------------------


    [ X ]  Please mark your
           votes as in this
           example.

                        THE BOARD OF DIRECTORS RECOMMENDS
             A VOTE "GRANTED" ON PROPOSAL 1 AND "FOR" ON PROPOSAL 2

1. Authority granted to or withheld from         Authority         Authority
   the proxies to vote for the following      GRANTED to vote     WITHHELD to
   nominees as Directors (or a substitute     for all nominees    Vote for all
   nominee or nominees designated by the                           nominees
   Board of Directors if any of them becomes       [  ]              [  ]
   unavailable): David S. Bonsal,
   Jeffrey M. Sperry and Arthur M. Moglowsky.

   (INSTRUCTIONS:  To withhold authority to
   vote for any individual nominee, line
   through that nominee's name in the list
   above.)
                                                  FOR        AGAINST    ABSTAIN
2. Ratification of the appointment of Baird,      [ ]          [ ]        [ ]
   Kurtz & Dobson as independent auditors
   for Universal Money Centers, Inc.

This Proxy confers discretionary authority to vote upon certain matters, as described in the accompanying Proxy Statement.


SIGNATURE __________ DATE: _____, 1999  SIGNATURE ___________ DATE: _____, 1999

(Note:Please sign exactly as name appears on this Proxy. Executors, administrators, trustees, etc., should so indicate when signing, giving their full title as such. If a signer is a corporation or other entity, execute in full corporation or entity name by authorized officer. If shares are held in the name of two or more persons, all should sign.)